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                                                                      EXHIBIT 11

               UNOCAL CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                       (Dollars and Shares in Thousands,
                           Except Per Share Amounts)


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

                                                                                       Year Ended December 31
                                                                  ----------------------------------------------------------------
                                                                  1994         1993           1992            1991           1990
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


Assuming No Dilution:
Net earnings before cumulative effect of
  accounting changes                                             $ 124,094       $ 342,461      $196,113      $ 72,545     $401,225
Preferred stock dividend                                           (35,875)        (35,875)      (16,642)           --           --
Cumulative effect of accounting change                            (277,468)       (129,594)       23,900            --           --
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    Net earnings (loss) applicable to common
        stock                                                    $(189,249)      $ 176,992      $203,371      $ 72,545     $401,225
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Weighted average common stock outstanding                          242,640         241,114       238,278       234,594      234,132


Net earnings (loss) per common share:
Before cumulative effective of accounting
  changes                                                        $     .36       $    1.27      $    .75      $    .31     $   1.71
Cumulative effect of accounting change                               (1.14)           (.54)          .10            --           --
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    Net earnings (loss)  per common share                        $    (.78)      $     .73      $    .85      $    .31     $   1.71
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Assuming Full Dilution:
Net earnings (loss) before cumulative effect of
  accounting changes                                             $ 124,094       $ 342,461      $196,113      $ 72,545     $401,225
Cumulative effect of accounting change                            (277,468)       (129,594)       23,900            --           --
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    Net earnings (loss)                                          $(153,374)      $ 212,867      $220,013      $ 72,545     $401,225
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Fully diluted shares of common stock (a)                           261,021         259,524       256,506       235,223      234,519


Net earnings (loss) per common share:
Before cumulative effective of accounting
  changes                                                        $     .48       $    1.32      $    .77      $    .31     $   1.71
Cumulative effect of accounting change                               (1.06)           (.50)          .09            --           --
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    Net earnings (loss) per common share                         $    (.58)      $     .82      $    .86      $    .31     $   1.71
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(a) Weighted average common stock outstanding                      242,640         241,114       238,278       234,594      234,132
    Common stock equivalents:
       Stock option & performance shares                             1,714           1,743         1,561           629          387
       Convertible preferred stock                                  16,667          16,667        16,667           --           --
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    Total                                                          261,021         259,524       256,506       235,223      234,519
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Stock options above exclude those at exercise prices in excess of market value at year end.